Ashland Partners & Company LLP

ASHLAND

525 Bigham Knoll, Suite 200
Jacksonville, OR 97530
541.857.8800
Fax: 541.779.5660
www.ashlandpartners.com

CONSENT OF INDEPENDENT PUBLIC ACCOUNTANT

As independent public accountants, we herby consent to all references to our firm included in or made a part of the Golub Group Equity Fund Prospectus as presented to us on November 21, 2008.

November 24, 2008

Ashland Partners & Company LLP

By: ____________________
Arin Stancil, CFA, CIPM
Partner
Ashland Partners & Company, LLP